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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this registration statement of Safeskin Corporation (the "Company") on Form S-8 (relating to 1,000,000 shares of common stock for the Safeskin Corporation Stock Purchase Plan) of our report dated April 5, 1999 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1998.

                                        /s/ DELOITTE & TOUCHE LLP

San Diego, California
September 30, 1999